Exhibit 99.1

Sientra Reports Record Preliminary Unaudited Fourth Quarter and Full Year 2021 Revenues

•	Estimates highest ever Breast Products yearly revenue of $80-$81 million representing 46%-47% full year growth

•	Results driven by continued strong demand for Sientra Breast Products and commercial execution

Santa Barbara, CA – January 10, 2021 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company uniquely focused on plastic surgeons, today announced preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2021.

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Preliminary, unaudited revenue from continuing operations for the fourth quarter 2021 is expected to be in the range of $22.0 million to $23.0 million, representing growth of 23% to 29% over the fourth quarter of 2020

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Preliminary, unaudited revenue from continuing operations for the full year 2021 is expected to be in the range of $80.0 million to $81.0 million, representing growth of 46% to 47% compared to the full year 2020

Ron Menezes, President and Chief Executive Officer of Sientra, stated, “Our strong fourth quarter results demonstrated the continued high level of execution our team has achieved throughout the year and represented our sixth consecutive quarter of record growth. Importantly, we saw the impact of our commercial team’s exclusive focus on plastic surgeons as breast aesthetics remained the number one procedure in the U.S. aesthetics market in 2021.1 With the recent acquisition of Auragen Aesthetics’ novel fat grafting technology, we have significantly broadened our position in the plastic surgery market with near term growth opportunity in breast augmentation and reconstruction, and longer-term potential in new aesthetic applications for total body transformation. We believe that we are now as well positioned as ever to capitalize on the significant U.S. plastic surgery market.”

The preliminary unaudited results described in this press release are estimates and are subject to revision until the company reports its full financial results for the year ended December 31, 2021.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company exclusively focused on plastic surgery. The Company mission is to offer proprietary innovations and unparalleled partnerships that radically advance how plastic surgeons think, work and care for their patients. Sientra has developed a broad portfolio of products with technologically differentiated

[1]	Ronan Solutions, Aesthetic Industry Insights, Dec. 12, 2021. Data on File.

characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s product portfolio includes its Sientra round and shaped breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, the AuraGen 1-2-3™ with AuraClens™ fat grafting system, and BIOCORNEUM®, the #1 performing, preferred and recommended scar gel of plastic surgeons(*).

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the Company’s preliminary unaudited financial information for the quarter and full year ended December 31, 2021, the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy, the Company’s ability to successfully integrate the AuraGen fat grafting system into its existing operations, the reception of plastic surgeons to the Company’s products, including the AuraGen fat grafting system, the Company’s ability to expand into aesthetic applications outside of breast procedures, and the Company’s ability to capture additional market share in the plastic surgery market.. Such statements are subject to risks and uncertainties, including the closing and audit of the Company’s financial statements which audit is not yet complete and the preliminary estimates presented here could differ from the final audited financial statements presented by the Company, the scope and duration of the COVID-19 pandemic, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, including the AuraGen fat grafting system, the ability to meet consumer demand, the growth of the plastic surgery market and breast procedures, and the ability fo the Company to execute on its commercial, marketing, research and development and regulatory plans.

. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Investor Relations Contact

Jack Droogan

ir@sientra.com